UNITED STATES

SECURITIES AND EXCHANGE COMMISSION

Washington, D.C. 20549

FORM 8-A

FOR REGISTRATION OF CERTAIN CLASSES OF SECURITIES

PURSUANT TO SECTION 12(b) OR (g) OF THE

SECURITIES EXCHANGE ACT OF 1934

CARO HOLDINGS INC
(Exact name of registrant as specified in its charter)

Nevada	93-2109546
(State or other jurisdiction of incorporation or organization)	(I.R.S Employer Identification No.)

7 Castle Street, Sheffield, UK	S3 8LT
(Address of principal executive offices)	(Zip Code)

Securities to be registered pursuant to Section 12(b) of the Act:

Title of each class to be registered	Name of each exchange on which each class is to be registered

If this form relates to the registration of a class of securities pursuant to Section 12(b) of the Exchange Act and is effective pursuant to General Instruction A.(c) or (e), check the following box. ☐

If this form relates to the registration of a class of securities pursuant to Section 12(g) of the Exchange Act and is effective pursuant to General Instruction A.(d) or (e), check the following box. ☒

If this form relates to the registration of a class of securities concurrently with a Regulation A offering, check the following box. ☐

Securities Act registration statement or Regulation A offering statement file number to which this form relates: 333-212268

Securities to be registered pursuant to Section 12(g) of the Act:

Common stock, par value $0.00001 per share
(Title of class)

(Title of class)

INFORMATION REQUIRED IN REGISTRATION STATEMENT

Item 1. Description of Registrant’s Securities to be Registered.

A description of the common stock, par value $0.00001 per share of Caro Holdings Inc., a Nevada corporation, to be registered hereunder is set forth under the caption “Description of Securities to be Registered” in the prospectus included in the registrant’s registration statement on Form S-1 (File No. 333-212268) as originally filed with the Securities and Exchange Commission on June 27, 2016, as subsequently amended, including any amendment or report updating such description, and is incorporated herein by reference.

Item 2. Exhibits.

Ex 3.1 – Articles of Incorporation dated March 29, 2016 (incorporated by reference to the Form S-1 filed June 27, 2016).

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SIGNATURE

Pursuant to the requirements of Section l2 of the Securities Exchange Act of 1934, the registrant has duly caused this registration statement to be signed on its behalf by the undersigned, thereto duly authorized.

CARO HOLDINGS INC

Date:	01/30/2024
By:	/s/Meriesha Rennalls
Name:	Meriesha Rennalls
Title:	President, Director, Secretary, Treasurer

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